SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 29, 2015

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 31, 2014, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the prospectus supplement dated as of March 27, 2014 and accompanying base prospectus dated March 27, 2014 (collectively, the “Prospectus”) relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan” or “DSPP”). The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-193336), as amended, which was declared effective by the SEC on March 27, 2014 (the “Registration Statement”).

An Amendment No. 5 to the Prospectus Supplement is being filed on July 29, 2015. This Amendment No. 5 to Prospectus Supplement amends the Prospectus Supplement dated March 27, 2014 (“Original Prospectus Supplement”) as supplemented on May 30, 2014 (“Amendment No. 1 to Prospectus Supplement”), as supplemented on July 31, 2014 (“Amendment No. 2 to Prospectus Supplement”), as supplemented on January 13, 2015 (“Amendment No. 3 to Prospectus Supplement”) and as supplemented on May 1, 2015 (“Amendment No. 4 to Prospectus Supplement”). This Amendment No. 5 to Prospectus Supplement should be read in conjunction with the Original Prospectus Supplement and the base Prospectus effective March 27, 2014 and Amendment No. 2. This Amendment No. 5 is incorporated by reference into the Original Prospectus Supplement. This Amendment No. 5 is not complete without, and may not be delivered or utilized except in connection with, the Original Prospectus Supplement, including any amendments or supplements thereto.

Extended Unit Option under the Unit Program

Under our DSPP, our Unit Program continues with an extended Unit Option period, but otherwise the same Unit Program features, conditions and terms in the Prospectus Supplement and Amendment No. 2 apply.  We are offering under our Unit Program that began on February 2, 2015 under Amendment No. 3 to the Prospectus an extension of the Unit Option that is being extended from the original termination date of May 4, 2015 to a termination date of December 31, 2015. The Unit Option to purchase Units of our securities where each Unit (priced at $4.00) is comprised of one (1) share of Common Stock and three (3) Common Stock purchase warrants. Each warrant affords the investor or stockholder the opportunity to purchase one share of our Common Stock at a warrant exercise price of $1.00. Each of the three warrants per Unit will have different expiration dates that have been extended.

We have filed an application with NASDAQ to list the three warrants on the NASDAQ Global Market under the symbols “ZNWAB,” “ZNWAC,” and “ZNWAD;” however, no assurance can be provided that the warrants will be approved for listing on the NASDAQ Global Market.

All of the warrants will first become exercisable and tradable on January 31, 2016, which is the 31st day following the new Unit Option Termination Date (i.e., on December 31, 2015) and continue to be exercisable through January 31, 2017 for ZNWAB (1 year), January 31, 2018 for ZNWAC (2 years) and January 31, 2019 for ZNWAD (3 years), respectively, at a per share exercise price of $1.00. The Unit is priced at $4.00 and no change will be made to the warrant exercise price of $1.00 per share.

Accordingly, all references in the Original Prospectus Supplement and Amendment Nos. 1, 3 and 4, concerning the Unit Options, are hereby deleted and replaced with the extended Unit Option as described above. Except for the substitution of the extended Unit Option above, all other features, conditions and terms of the Plan remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press release dated July 29, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: July 29, 2015	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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